Filed Pursuant to Rule 433 under the Securities Act of 1933 Registration Statement No. 333-203138 May 21, 2015

HORIZON GLOBAL

DRIVEN TO DELIVER

New York City | May 21, 2015

2015 Investor and Analyst Day

Welcome

Maria Duey, Vice President

Investor Relations & Communications

Disclaimers

HORIZON GLOBAL

Forward-Looking Statements

Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the successful execution of the spin-off from TriMas Corporation within the expected timeframe or at all, the taxable nature of the spin-off, future prospects of the Company as an independent company, general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Registration Statement filed on Form S-1 (available at www.sec.gov). These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Registration Statement

The Company has filed a registration statement (including a prospectus) with the SEC for the spin-off to which this communication relates. You should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the spin-off. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company will arrange to send you the prospectus if you request it by contacting it at 248-631-5467.

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Analyst Day Agenda

HORIZ

Analyst Day Agenda

Session	Speaker
Welcome	**Maria Duey**, *Vice President, Investor Relations & Communications*
Company Overview: *A New Beginning*	**Mark Zeffiro**, *President & CEO* **John Aleva**, *President, Cequent Americas* **Carl Bizon**, *President, Cequent APEA*
Opportunities for the Future: *Value Drivers*	
e-Commerce	**John Aleva**, *President, Cequent Americas*
Global Original Equipment (OE)	**Carl Bizon**, *President, Cequent APEA*
Latin America and China	**Paul Caruso**, *Sr. Vice President, International & Corporate Development*
Operational Excellence	**Mike Finos**, *Sr. Vice President, Operations*
Financial: *Value Creation*	**David Rice**, *Chief Financial Officer*
Closing Remarks	**Mark Zeffiro**, *President & CEO*
Question & Answer Period	**All**

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Transaction Review

HORIZON GLOBAL

On December 8, 2014, TriMas Corporation announced its plan for a tax-free spin-off of 100% of its Cequent businesses into a new stand-alone, publicly-traded company, Horizon Global

Upon completion of the spin-off, Horizon will be publicly-traded on the NYSE under the symbol HZN

Targeted to be completed in mid-2015

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Strategic Rationale for Spin-off HORIZON GLOBAL

Clear Investment Attract a long-term investor base suited to Horizon’s business profile

Thesis Effectively allocate resources and pursue distinct capital allocation strategies

Provide greater flexibility to focus on Horizon’s distinct growth and margin improvement strategies

Strategic Focus

Increase competitiveness and unlock significant value for company stakeholders

Remove competition for capital between different TriMas businesses

Access to Capital

Provide direct access to the debt and equity capital markets

Increase strategic and financial flexibility to pursue acquisitions

Flexibility

Make strategic decisions focused on the future potential of Horizon

Management & Incentivize management performance through equity-based compensation

Employee

Attract and retain key employees

Incentives

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A New Beginning

Company Overview

Mark Zeffiro, President & CEO

Today’s Takeaways HORIZON GLOBAL

Strong brands and solid customer relationships across the globe Growth Targeted entry into higher growth new markets and geographies

Maturity of significant investments will Margin drive improvement Improvement Organizing as one global company will deliver improvement

Experienced Strong legacy of success will lead the

Management company into the future

Ready to run as a stand-alone company

Team

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A New Beginning HORIZON GLOBAL

Video

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Past…Heritage of Strong Brands HORIZON GLOBAL

Brand scroll

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Present…Developing a Global Enterprise HORIZON GLOBALTM

HORIZON GLOBALTM

Current Market

CEQUENT AMERICASTM

CEQUENT APEA

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Present…Productivity Focus to Drive Margin Expansion

HORIZON GLOBALTM

Spent $50 million in the past two years Consolidated plants Upgraded and expanded facilities

Improved quality

In 2015, we expect to increase margin by 100 basis points.

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Future…Our Vision Statement

HORIZON GLOBALTM

Enriching Lives Through Better Products

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Our Mission Statement

HORIZON GLOBALTM

Mission: Enablers:

Global reach

Our mission is to utilize forward-thinking technology Product development to develop and deliver best-in-class products for our

Channel expertise customers, engage with our employees and realize value creation for our Best in class costs shareholders. Talented, experienced management team

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Experienced Management Team

HORIZON GLOBALTM

Experience Name Position (Years)

President and Chief Executive Officer

Mark Zeffiro 27 and Co-Chairman of the Board

David Rice Chief Financial Officer 30 John Aleva President, Cequent Americas 27 Carl Bizon President, Cequent APEA 34 Jay Goldbaum Legal Director 7

Strong track record, extensive management and leadership experience.

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Pillars of Organizational Culture Will Drive Performance

HORIZON GLOBALTM

PILLARS OF ORGANIZATIONAL CULTURE

Team

Taking Socially Open Responsible Respectful & Accountable Considered Risk

LOOKING BEYOND THE HORIZON

Team-oriented, open culture which fosters risk-taking while being socially and financially accountable.

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A Growing Global Company

HORIZON GLOBALTM

2014

Actual

Revenues $611.8 million

Operating 7.0%

Margin(1)

Free Cash Flow(2) $16.6 million

Global Reach Approximately

75% production in

lower-cost

countries

Employees 2,700 employees

world-wide

10% Revenue CAGR from 2010 to 2014.

Net Sales & Operating Profit

($ in millions)

700 60

600 50 500 40 400 30 300 20 200

100 10

0 0

2010 2011 2012 2013 2014

Revenues Op Profit

(1) TriMas 2014 year end earnings presentations. Segment operating profit after special items and before corporate expenses. (2) S-1 statement filed 03/31/15. Net cash provided by operating activities less capital expenditures.

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Best Brands for Growth on a Global Basis

HORIZON GLOBALTM

Focused Leadership Brands…

REESE BRANDSR

HAYMAN REESE

DRAW.TITE

ROLA

TEKONSHAR

BULLDOGG

WITTER

KOVIL

3WD/SWD

TROJAN

PARKSIDE

FULTON

HIDDEN HITCH

HARPER

Better

Manufacturing Less working investment in Cost Commercial efficiencies capital existing synergies brands

…Drive Operating Efficiency

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H

A Strong Foundation to

Create Future Value

Mark Zeffiro, President & CEO

John Aleva, President, Cequent Americas

Carl Bizon, President, Cequent APEA

Cequent Americas John Aleva, President

HORIZON GLOBALTM

A leading designer, manufacturer and marketer of towing and trailer accessory products

Retail

Aftermarket

OE

Financial profile

2014 revenues of $447 million

2014 operating profit margin 7.8%(1)

(1) See Appendix.

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Cequent APEA Carl Bizon, President

HORIZON GLOBALTM

Cequent APEA produces high-quality, custom-engineered roof racks, tubular and towing products

Retail

Aftermarket

OE

Financial profile

2014 revenues of $165 million

2014 operating profit margin 5.3%(1)

(1) See Appendix.

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Horizon Global Has the Only Global Product Portfolio

HORIZONGLOBALTM

Competitive Environment

The competitive environment for automotive accessory products is highly fragmented and is characterized by numerous smaller suppliers, even the largest of which tend to focus in narrow product categories

Horizon believes there is no individual competitor that has the breadth of product portfolio on a global basis in the markets it serves

Towing Trailering Cargo Management

CURT TRAILER HITCHES DL UF ULTRA FAB THULE SWEDENR

Bosal Brink Demco Buyers product company Shelby industries SEASENSE by unified Marine

YakimaR Westfalia AutoMotive RAM S SARIS

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Diversity of Revenues

HORIIZON GLOBALTM

Revenue by Geography Revenue by Product Category Revenue by Channel

AsiaAfrica Other Americas Europe

Australia

U.S.

Other

Cargo

Towing

Trailering

Retail / OEM/OES e-Commerce

Aftermarket

Market leader in North America and Australia

Footprint established to serve emerging markets Recent acquisitions position Horizon to penetrate the European market

Broadest product set available Market-leading brands/products Flexibility to serve current and future transportation trends

Balanced portfolio of well-established brands serving each channel Leverage existing product sets and customer relationships for global growth

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A Strong Foundation to Create Future Value

HORIZON GLOBAL TM

Diverse Product

Diverse portfolio of high-quality and highly-engineered products sold under globally recognized brand names

1 Portfolio of Market

Leading Brand

Ability to provide complete solutions to satisfy customers’ needs

Global company with manufacturing operations and Global Scale with facilities in 9 different countries, including a global network

Flexible

Manufacturing of third party suppliers

2

Footprint and Supply

Flexible manufacturing capability, low-cost manufacturing Chain facilities and an established supply chain allow for a more efficient response to changes in end-market demand

Customer base spans a broad range of OEs, retailers, Long term e-Commerce websites, distributors, dealers and

Relationships wit

3 Diverse independent installers

Customer Base

Customer relationships are well established, many exceeding 20 years

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1 Broad & Diverse Product Portfolio

HORIZON GLOBAL TM

1 Towing Key Products Brands

These products include Hitches

Gooseneck hitch devices and accessories Ball mounts systems

Weight distribution Crossbars installed on a tow-vehicle systems Towbars for the purpose of Security

Fifth wheel hitches attaching a trailer, Towing and accessories camper, etc. accessories Wiring harness

Draw bars

DRAW.TITER

REESE

BRANDS

PARLSIDE

HIDDEN HITCH

ENGETRAN

DHF

Solocodes Automobiles

HAYMAN REESE

Tough&Trusted

Bulldog

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Broad & Diverse Product Portfolio

Horizon global

1 Trailering Key Products Brands

These products include Trailer brake controls control devices and Jacks / Couplers / Winches components of the trailer

Interior and exterior vehicle lighting itself

Brake replacement parts

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Broad & Diverse Product Portfolio

1 Cargo Management Key Products Brands

This product category Bike carriers and Bungee cords includes a variety of accessories Tie-downs products used to facilitate Cargo carriers and Loading ramps the transportation of accessories Interior travel

Cargo bags organizers various forms of cargo, to

Truck rack systems secure that cargo or to organize items

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Broad & Diverse Product Portfolio

1 Other Key Products Brands

All other products that Tubular push bars do not fit into any of the Side steps previous three main Sports bars categories Skid plates

Oil pans

Commercial brooms and brushes

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Past…In 2010,

A Growing Global Presence

2 2010 Global Footprint

Mississauga, Ontario

Tekonsha, Michigan

Mosinee, Wisconsin

South Bend, Indiana Plymouth, Michigan

Solon, Ohio

Chon Buri, Thailand El Paso, Texas Dallas, Texas McAllen, Texas

Juarez, Mexico Brisbane, Australia

Keysborough, Australia Reynosa, Mexico

Perth, Australia

Facilities

North American-centric with Australia presence.

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Present…
Established Global Presence

2

2015 Global Footprint



Mississauga, Ontario
Deeside, UK
Helsinki, Finland
Tekonsha, Michigan
Mosinee, Wisconsin
Hartha, Germany
South Bend, Indiana
Plymouth, Michigan
Fairfield, Iowa
Solon, Ohio
Chon Buri, Thailand
El Paso, Texas
Dallas, Texas
Pretoria, South Africa
McAllen, Texas
Juarez, Mexico
Brisbane, Australia
Keysborough, Australia
Auckland, New Zealand
Reynosa, Mexico
Perth, Australia
Facilities
Itaquaquecetuba, Brazil
Christchurch, New Zealand

Established global footprint will drive sales and operating efficiencies.

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Diverse, Well-Established Customer Relationships Across All Channels

3 DIVERSE CUSTOMER BASE

OE Agricultural

Industrial

Retailers

More than e-Commerce Automotive

5,700 active End Military customers Distributors markets Construction

Dealers Recreational

globally

Horse/livestock

Independent

Marine/power installers sports No customer Top 10 customers represents more than represent approximately 10% of revenues 37% of revenues NYSE: HZN DRIVEN TO DELIVER May 21, 2015

Capacity to Serve Both OEM and OES Channels

3 Original Equipment Manufacturers (“OEM”) Original Equipment Suppliers (“OES”)

Includes automotive and agricultural OEs Parts used to accessorize the car after

Component parts used on the assembly line to manufacture; generally at the pre-delivery stage build the vehicle Generally the supplier’s design and engineering

Generally the manufacturer’s design and Typically lower volume and higher margin engineering Proximity to the regional offices and national parts

Typically high volume and lower margin warehouses is extremely beneficial – vehicle point

Proximity to the assembly plant is usually essential of production is irrelevant

Major OE Channel Customers

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New Products and Brand Power Drive Aftermarket Sales

3 Overview Highlights

Strong historical relationships, custom engineering Predictable product availability, new products and capability, significant brand heritage, broad product applications, pricing logic and brand power and offerings, superior distribution and strong reputation are key drivers to the aftermarket merchandising methodologies channel

Horizon Installers/ Horizon Installers/ Distribution Distribution Brands Dealers Brands Dealers

Horizon Installers/ Distribution Brands Dealers Horizon Installers/ Brands Dealers

DEXTRUS

MELRICK

Horizon Installers/ Distribution Brands Dealers

AQUASPORTS SAC

LTDA

Pelligrino Aramis

TRUCK

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Brand Leverage Across Retailing

3 Overview Highlights

Reaching consumers directly through online Key themes within the retail distribution channel capabilities, including e-Commerce, is expected to have include brand leverage across multiple channels, an increasing impact on the global automotive merchandising expertise and omni-channel retailing aftermarket and retail channels

Mass Home Farm & Automotive Retail Hardware Merchant Center Agricultural

Servicing both pure-play and

Internet brick and mortar retailers

Horizon has t he largest Nort h American ret ail market s hare.

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Opportunities for the Future

Future Value Drivers

We believe we have multiple opportunities to improve and grow our business, through organic initiatives or acquisitions of new products, new geographies or new technology. The following strategies are focused to deliver:

Expand Existing Leverage product portfolio and manufacturing footprint to expand Channels existing channels, specifically the e-Commerce channel

Expand Into Leverage existing capabilities with global OEs

Higher Use global manufacturing, distribution network and available products to

Growth Markets expand sales in Latin America and China

Operational Flexible manufacturing capability and low-cost sourcing allow quick Excellence response to changes in demand

Opportunities for additional efficiencies and leverage

Drive Margin Significant opportunity to benefit from recent investments (acquisitions and plant)

Expansion

Reorganizing global operations to operate as a single combined entity

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Value Driver: e-Commerce

(ē-kä mrs)

John Aleva, President, Cequent Americas

Why e-Commerce

E-Commerce is the fastest growing and evolving channel

We are a consumer products company.

It’s a requirement to participate!

Shopping experiences are augmented

Product and price research

Benefits and quality comparisons (value)

Product peer reviews

Broader selections

Omni-channel

Enhanced information Consumers engage

Ease of acquisition anywhere via integrated,

DIY and DIFM Direct support seamless experiences

Shopping is and always has been about convenienc the system has changed

Consumers will ultimately decide where and how they will buy goods and services—not the customers!

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Complex Commerce Channels

Cequent participates in all channels of commerce and distribution today.

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The Traditional Distribution Models

M Manufacturer

C Consumer

I

Installer

Cequent continues to lead the traditional distribution models!

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e-Commerce Has Changed the Game

M

Manufacturer

Brick &

R Mortar

Pure Play P Online

C

Consumer

R .com

I

Installer

Cequent is taking advantage of the new e channels to expand our product offering.

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Cequent Goes Direct to End Consumers

Cequent provides products and service direct to the end consumers in some markets.

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Benefits of Leveraging All e-Commerce Models

Global Revenue Expansion

Margin Growth

Global Brand Building

Optimal Shopping Experience

Utilizing the power and accessibility of the internet Expand our marketplace and exposure

Unique service model (DIFM Direct)

Ability to sell localized market specific products

First mover brand exposure

Brand leverage with large customers Self-funding brand support

Direct engagement with consumers Shoppers get what they want, their way

By managing and optimizing the channels, Cequent can achieve revenue growth and margin expansion.

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Value Driver:

Global Original Equipment (OE)

Carl Bizon, President, Cequent APEA

Global OE Accessory Market

The global market for accessories and vehicle personalization is increasing

Auto manufacturers are tapping into this – creating

‘genuine’ accessories to address this need

Historically this has been a regional effort

Region specific car ranges

Head office leaving it to subsidiaries and distributors

Consumer awareness of field issues changed that forever

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Past…

Local Markets, Local Solutions

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Present…

Local Markets, Global Solutions

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Future…

Global Markets, Global Solutions

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Our Value Proposition

Global Engineering, Regional Design, Local Supply.

Key Takeaways

Growing Market

OE Interest

Favorable Trends Uniquely Positioned

The market for accessories and vehicle personalization is increasing worldwide.

The OEs are increasing their interest and control.

Market and customer trends play to our unique capabilities.

Horizon is uniquely positioned to grow profitably. NYSE: HZN DRIVEN TO DELIVER May 21, 2015 49

Value Driver:

Latin America and

China

Paul Caruso, Senior Vice President, International and Corporate Development

Present…Latin America and China are Attractive Markets

Latin America

Led by Brazil and

Mexico

Brazil market looks like US market 25 years ago

Mexico flashing signs of increasing adoption

China

Growth in middle class

Enthusiasts organizing around active lifestyles Rapid adoption when tipping point is reached

Automec 2015 – Sao Paulo Automec 2015 – Sao Paulo Truck accessory manufacturer

Active Lifestyle Retailer – Shenshen China RV Manufacturer – Hangzhou China

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Horizon Execute is on Uniquely Global Expansion Positioned Strategy… to

Build out of our global footprint provides product solutions for each market Credibility of global brands and professional operations

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…Serving a Blue Chip, Diversified Customer Set

Multi-channel experience Strong relationships with provides flexibility and premier global customers reduced risk provides coat-tails for us to ride to ride

Outdoor Retailer—China Installer—China

Installer—Brazil AutoZone—Brazil Auto Retail Chain—Brazil

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Key Takeaways

Established We are growing and have restructured Brazil to create a profitable platform.

Commercial Increasing commercial presence to in Mexico meet local demand.

China Adding commercial presence to current platform.

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Value Driver: Operational

Excellence

Mike Finos, Senior Vice President Operations

Present…Operational Excellence

Vision & Culture

VISION

The Horizon Operations Team vision is to be recognized as the benchmark in our industry, and as an exceptional supplier by all of our customers.

Reynosa Mexico Robotic Weld Cells

CULTURE

Sustain safe and productive work environments that promote Lean and Six Sigma concepts, organizational collaboration, and global commonized practices focused on flexibility, speed and growth.

Reynosa Mexico Metals Plant

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Present and Future...
Cost Reduction Opportunities

HORIZON GLOBAL


Purchasing
Manu-
facturing
Freight
Distri-
bution

Purchasing
- ✓Steel costs
- ✓Asian buy-sell
- ✓Mexican material management team
- ✓Mexico supply chain
- ✓Asian team focus
- ✓Asian vendor consolidation

Manufacturing
- ✓Labor costs from MX manufacturing footprint
- ✓Tribal knowledge
  - ✓Productivity
  - ✓Outsourcing
  - ✓Quality
- ✓OE Readiness
- ✓CI activities
- ✓Insourcing

Freight
- ✓Product availability
- ✓Midwest steel
- ✓Intercompany shipments
- ✓Asian shipment consolidation
- ✓New transportation management system

Distribution
- ✓Best Practices
  - ✓Processes
  - ✓Systems
  - ✓Metrics
  - ✓Inventory
  - ✓On demand cartons
- ✓Short term customer logistic solutions
- ✓New tools – WMS & voice picking

Annual goal of 2-3%productivity improvements

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Future…Path to Operational

Excellence – Next 18 months

Commonize Transition more key Chinese Optimize Mexican manufacturing “structure” to the manufacturing… supply footprint platforms – source of Vendor optimization

Implement “HBS” manufacturing

Increased Lean Six Implement new Optimize the Sigma training & Complete ERP automation distribution system participation at integration project technology at the footprint every level of distribution centers Horizon operations

Surface mount technology Laser cutting Dallas distribution hub Key floor metrics

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Key Takeaways

Robust

Foundation Experienced Team Targeted Cost Reductions Performance

Improvements

Investments in distribution and manufacturing have allowed us to build a solid foundation.

Management team is very experienced and committed—

“A” players from all the previous company consolidations.

Major opportunities to drive costs out of Operations 2-3% annual productivity target for the team.

Record manufacturing performance over the past six months – output, costs, quality, and delivery.

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Value Creation

David Rice, Chief Financial Officer

Strengths for Stable Financial Future

Diverse Product

1 Portfolio of Market Leading Brand

Global Scale with Flexible

2 Manufacturing

Footprint and Supply Chain

Long term Relationships wit

3 Diverse Customer Base

Brand recognition across the most broad portfolio offered provides growth “annuity” to customers

Focused investment on leading brands benefits the entire portfolio

Global footprint supports more regional demand fulfillment Positioned to serve emerging markets Flexibility of manufactured or sourced solution

Multiple channels to reach end consumers for our product Relationships have survived good times and more difficult ones – partnerships give stability to revenue base

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Expected Capital Structure

Available credit facilities at spin expected to be adequate to fund ongoing Supply chain operational needs and finance growth plans

Asset base line

Term debt

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Cash Earnings Power

HORIZON GLOBAL

2014 Illustrative Example of Cash Earnings
($ in 000s)

Income before income tax[1]	$	20,590
Interest expense[1]	$	720
Special Items[2]	$	4,440
D&A[3]	$	18,930
Stock Comp[3]	$	2,660
Adjustments[4]	$	5,000
Cash earnings available	$	52,340
Taxes (at 25%)[5]	$	7,500
Maintenance Capital[6]	$	5,000

Historical performance offers financial flexibility to invest earnings after satisfying commitments.

Horizon expects to further benefit from the focus on one global organization committed to increasing margins.

Cash earnings available for debt service, de-leveraging, organic growth initiatives and value creation **$ 40,000**

1. Per the Combined Income Statement presented in the Form S-1.
2. Presented as Special Items to consider in evaluating operating income in the 2014 TriMas earnings presentation.
3. Per the Combined Statement of Cash Flows presented in the Form S-1.
4. Management's estimate of the difference between corporate charges allocated by TriMas corporation to the Cequent businesses in the Form S-1 and the ultimate cost of these functions on a stand-alone basis, after cost actions implemented to mitigate these costs.
5. Management estimate, before consideration of interest expense resulting from future capital structure.
6. Management estimate.

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Relentless Focus on Margin Improvement

Return on Structural Investments

Acquisition Performance

Consolidation of Cequent Americas

Continuous Improvement

10% to 15% improvement in cost per earned hour in Mexico targeted for 2015 (constant dollar basis)

Sales in Europe, New Zealand, Africa and South America are growing in local currencies Significant improvement in acquisition operating results

Consolidation of executive staff

Early retirements and elimination of redundancies $5.0M targeted annual run rate cost-out

2% to 3% of cost pool is our aspirational goal

Opportunities in purchasing, freight, manufacturing and warehousing

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Capital Allocation Priorities

Cash Flow and Balance Sheet

Capital Structure

Debt service

Aspirational leverage ratio of 2x net leverage to EBITDA

Organic Initiatives

Capital expenditures supporting growth in acquired companies

Investment to support strategic sales opportunities

Operational Investments Support continuous improvement initiatives

Upgrade manufacturing capabilities where appropriate

Capacity to support organic growth

M & A Activity

“Bolt-on” acquisitions

Minimum risk-adjusted returns in in excess of our cost of capital

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Expect Smooth Transition to Public Company

Clear path to separation:

Transition Services Agreement in place for 18 months

Expect that the majority of support is transitioned by 12/31/15

Strong governance foundation:

Public company infrastructure in place Establishing independent Board of Directors

New public company costs to be partially offset by:

Reduced overhead costs though business integration Harmonization of systems and processes

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Value Through Control

Horizon will be classified as an “emerging growth company” which includes an exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002.

Continue to operate and improve the control environment in place Corporate controls will be lifted/shifted

Emphasis will increase on controls as part of the process vs. an “event”

Plan to increase the use of self-testing

Continuing internal audit support with global provider

Focus on consistent process and value-added improvements

Control environment drives reliability and efficiency in process.

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Key Takeaways

Stability

Margin Expansion

Flexibility

Ready to Stand

Diversification of products, customers and geography supported by experienced management team.

Clear pathway from recent investments and commitment to operational excellence.

Management of capital structure expected to provide operational and strategic options.

Structures and performance to be independent.

Global leader positioned for success.

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Closing Remarks

Mark Zeffiro, President & CEO

Past…Key Accomplishments Drive Momentum for Future Growth

Growth

Margin Improvement

Invested in relevant brands

Expanded OE capabilities

Growing presence in Latin America; just beginning in China

Completed major investment cycle

Restructured for more flexible sourcing and manufacturing in low-cost countries Reorganized as one global company

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Present…Transitioning to a

Stand-Alone Public Company

Focused on completion of spin-off:

Finalize capital structure

Finalize Transition Services Agreement

Committed to delivering results:

Committed to growing revenues despite currency headwinds 100 basis points improvement in operating profit over 2014

Management team and strategic plan in place:

Experienced leadership team in place to execute strategic plan

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Future…Driven to Deliver

Profitable Growth

Growth

Margin Improvement

Leverage unrivaled global product portfolio

Globally recognized brand names

Diverse customer base Focus on multiple growth drivers

e-Commerce, Latin America and China

Global OE

Drive margin improvement through:

Opportunities for additional manufacturing leverage and efficiencies

Continuous improvement efforts

Improved performance of acquisitions

Americas integration

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Value Creation

Aspirations 2015 Longer Term

Revenue Growth Americas: GDP+ GDP+ APEA: 10% currency headwind

Operating Profit +100 basis points vs. > Sales growth Growth 2014 Double digit target margin rate

Free Cash Flow (1) > Net income

Leverage < 2x EBITDA

(1) Cash flow from operations less capex.

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Today’s Takeaways Growth

Margin Improvement

Experienced Management Team

Strong brands and solid customer relationships across the globe Targeted entry into higher growth new markets and geographies

Maturity of significant investments will drive improvement Organizing as one global company will deliver improvement

Strong legacy of success will lead the company into the future

Ready to run as a stand-alone company

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www.horizonglobal.com

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Appendix

Excerpted from the Form S-1 for Horizon Global

Appendix

Horizon Global

The Cequent Businesses of Trimas Corporation

Combined Balance Sheet

(Dollars in thousands)

December 31,

2014 2013

Assets

Current assets:

Cash and cash equivalents $ 5,720 $ 7,880

Receivables, net63,840 63,170

Inventories123,530 126,330

Deferred income taxes4,840 3,730

Prepaid expenses and current assets5,690 6,090

Total current assets 203,620 207,200

Property and equipment, net55,180 59,030

Goodwill6,580 7,180

Other intangibles, net66,510 76,180

Other assets11,940 14,730

Total assets$ 343,830 $ 364,320

Liabilities and Parent Company Equity

Current liabilities:

Current maturities, long-term debt $460 $ 1,300

Accounts payable81,980 81,030

Accrued liabilities37,940 37,690

Total current liabilities120,380 120,020

Long-term debt

Deferred income taxes

Other long-term liabilities

Total liabilities

Commitments and contingent liabilities

Parent company investment

Accumulated other comprehensive income

Total parent company equity

Total liabilities and parent company equity

300 670

8,970 12,070

25,990 35,350

155,640 168,110

180,800 181,510

7,390 14,700

188,190 196,210 $343,830 $364,320

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Appendix

Excerpted from the Form S-1 for Horizon Global

Horizon Global

The Cequent Businesses of TriMas Corporation

Combined Statement of Income

(Dollars in thousands)

Year ended December 31,

2014 2013

Net sales $611,780 $588,270

Cost of sales(463,690) (463,260)

Gross profit148,090 125,010

Selling, general and administrative expenses(122,890) (121,250)

Net gain (loss) on dispositions of property and equipment (740) 1,910

Operating profit 24,460 5,670

Other expense, net:

Interest expense(720) (820)

Other income (expense), net (3,150) 1,220

Other income (expense), net (3,870) 400

Income before income tax20,590 6,070

Income tax (expense) benefit (5,240) 3,710

Net income$ 15,350 $ 9,780

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Appendix

Excerpted from the Form S-1 for Horizon Global

Horizon Global

The Cequent Businesses of TriMas Corporation

Combined Statement of Cash Flows

(Dollars in thousands)

	Year ended December 31, 2014	Year ended December 31, 2013
Cash Flows from Operating Activities:		
Net income	$ 15,350	$ 9,780
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
(Gain) loss on dispositions of property and equipment	740	(1,910)
Bargain purchase gain	—	(2,880)
Depreciation	11,380	11,970
Amortization of intangible assets	7,550	7,480
Deferred income taxes	(2,720)	(4,460)
Non-cash compensation expense	2,660	3,600
Increase in receivables	(3,940)	(13,980)
Increase in inventories	(210)	(7,820)
(Increase) decrease in prepaid expenses and other assets	1,080	(70)
Increase (decrease) in accounts payable and accrued liabilities	(4,440)	13,320
Other, net	560	(1,080)
Net cash provided by operating activities	28,010	13,950
Cash Flows from Investing Activities:		
Capital expenditures	(11,440)	(15,260)
Acquisition of businesses, net of cash acquired	—	(21,000)
Net proceeds from disposition of businesses and other assets	330	4,380
Net cash used for investing activities	(11,110)	(31,880)
Cash Flows from Financing Activities:		
Net change in long term debt	(340)	(2,290)
Net transfers (to) from parent	(18,720)	24,320
Net cash provided by (used for) financing activities	(19,060)	22,030
Cash and Cash Equivalents:		
Increase (decrease) for the year	(2,160)	4,100
At beginning of year	7,880	3,780
At end of year	$ 5,720	$ 7,880
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 590	$ 700

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Appendix

Excerpted from TriMas year-end earnings presentations for 2011

Twelve months ended December 31,

Segment results, excluding corporate expenses

2011 2010 Cequent Asia Pacific

Net sales $ 94,290 $ 75,990 Operating profit $ 13,900 $ 12,050

Cequent North America

Net sales $ 383,710 $ 339,270

Operating profit (loss) $ 32,730 $ 27,840 Special Items to consider in evaluating operating profit (loss): Severance and business restructuring costs $ 520 $ — Excluding Special Items, operating profit (loss) would have been $ 33,250 $ 27,840

Total sales $ 478,000 $ 415,260

Total operating profit after Special

Items $ 47,150 $ 39,890

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Appendix

Excerpted from TriMas year-end earnings presentations for

2013 Twelve months ended December 31,

Segment results, excluding corporate expenses 2013 2012

Cequent APEA

Net sales $ 151,620 $ 128,560

Operating profit $ 13,920 $ 12,300

Special Items to consider in evaluating operating profit:

Severance and business restructuring costs $ — $ 3,150

Excluding Special Items, operating profit would have been $ 13,920 $ 15,450

Cequent Americas

Net sales $ 437,280 $ 400,400

Operating profit (loss) $ 8,850 $ 27,420 Special Items to consider in evaluating operating profit (loss):

Severance and business restructuring costs $ 25,570 $ 7,530

Excluding Special Items, operating profit (loss) would have been $ 34,420 $ 34,950

Total sales $ 588,900 $ 528,960

Total operating profit after Special Items $ 48,340 $ 50,400

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Appendix

Excerpted from TriMas year-end earnings presentations for 2014

Twelve months ended

Segment results, excluding corporate expenses December 31,

2014 Cequent APEA

Net sales $ 165,110

Operating profit (loss) $ 7,860 Special Items to consider in evaluating operating profit (loss):

Severance and business restructuring costs $ 850 Excluding Special Items, operating profit (loss) would have been $ 8,710 Cequent Americas

Net sales $ 446,670

Operating profit (loss) $ 31,090 Special Items to consider in evaluating operating profit (loss):

Severance and business restructuring costs $ 3,590

Excluding Special Items, operating profit (loss) would have been $ 34,680

Total sales $ 611,780

Total operating profit after Special

Items $ 43,390

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